Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 7, 2025, relating to the financial statements of Power Integrations, Inc. and the effectiveness of Power Integrations, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Power Integrations, Inc. for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

January 30, 2026